Exhibit 10.42
Exchange Advisor and Placement Agent Agreement
March 3, 2008
William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois 60606
Piper Jaffray & Co.
800 Nicollet Mall
Minneapolis, Minnesota 55402
Ladies and Gentlemen:
     Section 1. Appointment of Exchange Advisors. This Exchange Advisor and Placement Agent Agreement (this “Agreement”) confirms our understanding that Heritage-Crystal Clean, Inc., a Delaware corporation (the “Company”), hereby appoints William Blair & Company, L.L.C. and Piper Jaffray & Co. pursuant to the terms of this Agreement as its advisors and placement agents (the “Exchange Advisors”) in connection with the proposed exchange (the “Exchange”) of all of the outstanding common and preferred membership interests (the “Membership Interests”) in Heritage-Crystal Clean, LLC, an Indiana limited liability company (“Heritage LLC”), held by the individuals and entities as shown in Exhibit A hereto for cash and shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) as described in the Prospectus (as defined below). Each of the holders of the Membership Interests shall receive an amount of cash and Shares shown opposite such holder’s name on Exhibit A; it being understood for the sake of clarity that (i) such amounts are calculated by reference to the initial public offering price for the Common Stock and an accrued dividend, and the amounts shown in Exhibit A assume an initial public offering price of $11.50 per share and a closing date for the Exchange of March 12, 2008, (ii) the exchange of the Interests held by BRS-HCC Investment Co., Inc. (“BRS-HCC”) shall be completed through a merger of BRS-HCC with and into the Company, with the stockholders of BRS-HCC receiving the cash and Shares to be exchanged in respect thereof, and (iii) the preferred Interests held by D. Brinckman Trust shall be exchanged for cash only. On the basis of the representations and warranties contained herein, but subject to the terms and conditions set forth herein, the Exchange Advisors severally agree to use their respective commercially reasonable efforts to assist the Company in conducting the Exchange. Such efforts under this Agreement shall include providing administrative services as reasonably requested by the Company in connection with distributing Shares in respect of, the Exchange and assisting the Company with (i) evaluating the structure of the Exchange, (ii) preparing any offering materials related to the Exchange, (iii) soliciting acceptances of offers to Exchange, (iv) evaluating the terms of the merger with BRS-HCC. The parties acknowledge that the services provided hereunder are separate and apart from the services and transactions contemplated by the underwriting agreement to be executed in connection with the Company’s initial public offering (the “Underwriting Agreement”) or the Placement Agent Agreement relating to the sale of the 1,200,000 shares of common stock of the Company in a direct placement to occur in connection with the Company’s initial public offering (the “Direct Placement”).

     Section 2. Compensation. In connection with the Exchange by the Company, the Exchange Advisors will charge the Company a fee (the “Exchange Fee”) of Nine Hundred Eighty Thousand Dollars ($980,000) payable in immediately available funds on the date of the consummation of the Company’s initial public offering (the “Closing Date”). The Exchange Fee shall be paid sixty percent (60%) to William Blair & Company, L.L.C. and forty percent (40%) to Piper Jaffray & Co. The parties acknowledge and agree that no fee shall be payable hereunder unless the Company’s initial public offering is consummated. The Company shall not be responsible for any expenses of the Exchange Advisors.
     Section 3. Information Regarding the Company. The Company has prepared and filed with the Securities and Exchange Commission a prospectus describing the Exchange (such prospectus, as it may be amended or supplemented from time to time, the “Prospectus”).
     Section 4. Representations and Warranties. The Company represents and warrants to the Exchange Advisors that:
     (a) This Agreement has been duly authorized, executed and delivered by the Company;
     (b) The making and performance by the Company of this Agreement (i) will not violate any provision of the Company’s charter or bylaws and (ii) will not result in the breach, or be in contravention, of any provision of any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or any order, rule or regulation applicable to the Company or any subsidiary of any court or regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any subsidiary or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound, except in the case of clause (ii) to the extent such breach or contravention would not have a material adverse effect on the Company or Heritage LLC.
     (c) No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.
     Section 5. Agreements.
     (a) The Company agrees with the Exchange Advisors that, during the term of this Agreement, if any event occurs or condition exists as a result of which the materials circulated to the holders of Interests, if any, in respect of the Exchange would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will promptly notify the Exchange Advisors of any such event or condition and shall prepare an amendment or supplement to such materials that will correct such statement or omission and will supply such amended or supplemented materials to the Exchange Advisors.
     (b) The consummation of the Exchange (the “Exchange Date”) shall occur as promptly as practicable following the execution of the Underwriting Agreement, but in any event prior to the consummation of the transactions contemplated by the Underwriting Agreement.
     (c) Each of the parties hereto hereby agrees that it will comply with all laws, rules and regulations applicable to it in conducting the Exchange and carrying out its obligations under this Agreement.
     (d) On the Exchange Date, the Company shall deliver to the Exchange Advisors copies of any other documents delivered to the holders of Interests in connection with the Exchange.
     Section 6. Indemnity and Contribution.
     (a) The Company agrees to indemnify and hold harmless each Exchange Advisor and each person, if any, who controls either Exchange Advisor within the meaning of the Securities Act of 1933, as amended (the “1933 Act”), or the Securities Exchange Act of 1934, as amended, against any losses, claims, damages or liabilities, joint or several, to which such Exchange Advisor or such controlling person may become subject under federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any offering materials distributed in connection with the Exchange, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arise in any manner out of the Exchange (other than losses, claims, damages or liabilities that result from such Exchange Advisor’s breach of this Agreement or bad faith, wilful misconduct or gross negligence; and it being understood for the avoidance of doubt that losses, claims, damages or liabilities that result from claims made by holders of Interests that do not relate to the Exchange shall not be subject to indemnification pursuant to this clause (ii)); and will reimburse each Exchange Advisor and each such controlling person for any legal or other expenses reasonably incurred by such Exchange Advisor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding subject to indemnification pursuant to this Section 6(a), upon receipt of notices setting forth in reasonable detail the matter for which indemnification is sought, it will reimburse the Exchange Advisors on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Exchange Advisors for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the Company under this Section 6 notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to any indemnified party except to the extent that the Company was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the Company and the indemnified party shall have reasonably concluded, based on advice of counsel, that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, or the indemnified parties and the Company may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the Company to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the Company will not be liable to such indemnified party under this Section 6 or any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the Company shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the Company has authorized in writing the employment of counsel for the indemnified party at the expense of the Company. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.
     (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under paragraph (a) in respect of any losses, claims, damages or liabilities referred to therein, then the Company, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Exchange Advisors from the Exchange or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Exchange Advisors, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Exchange Advisors shall be deemed to be in the same proportion, in the case of the Company, as the aggregate value of the Interests exchanged by the Company in the Exchange (after deducting the Exchange Fee but before deducting expenses) bears to, and in the case of the Exchange Advisors, as the Exchange Fee received by them bears to, the aggregate value of the Interests exchanged by the Company in the Exchange. The relative fault of the Company and the Exchange Advisors shall be determined by reference to, among other things, (i) in the case of any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and (ii) in the case of any other action or omission, whether such action or omission was taken or omitted to be taken by the Company or by the Exchange Advisors and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.
     The Company and the Exchange Advisors agree that it would not be just and equitable if contribution pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(c), neither Exchange Advisor shall be required to contribute any amount in excess of the amount by which the Exchange Fee actually received by it exceeds the amount of any damages that such Exchange Advisors has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Exchange Advisors’ obligations to contribute pursuant to this Section 6(c) are several in proportion to the respective Exchange Fees to be paid to them hereunder.
     Section 7. Guarantee. Heritage LLC hereby guarantees to the Exchange Advisors the performance by the Company of all covenants, agreements, terms, conditions, undertakings, indemnities and other obligations to be performed and observed by the Company under this Agreement.
     Section 8. Miscellaneous
     (a) Representations, Indemnity and Agreements to Survive. The respective representations, warranties and indemnities set forth herein will remain in full force and effect regardless of any investigation made by or on behalf of the Exchange Advisors or the Company or any of their respective officers, directors or controlling persons, and will survive the consummation of the Exchange. The provisions of this Section and Sections 2, 4, 6 and 7 hereof shall survive the termination or cancellation of this Agreement.
     (b) Termination. The Exchange Advisors’ services hereunder shall terminate automatically in the event of a termination of the Underwriting Agreement without liability or continuing obligation to the Exchange Advisors or the Company, except for any compensation earned or expenses incurred by the Exchange Advisors prior to the date of termination. This Agreement shall terminate in the event the Underwriting Agreement is not executed on or before February 14, 2008.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois.
     (d) Counterparts; Headings. This Agreement may be signed in counterparts with the same effect as if the signatures thereto were on the same instrument. The headings of the Sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     (e) No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of the parties hereto, the indemnified persons and their respective successors and assigns, and nothing in this Agreement, expressed or implied, is intended to confer or does confer on any other person or entity any rights or remedies under or by reason of this Agreement or the covenants of the parties contained herein.
     (f) No Fiduciary Relationship. It is understood and agreed that the Exchange Advisors will act under this Agreement as independent contractors and nothing in this Agreement or the nature of the Exchange Advisors’ services shall be deemed to create a fiduciary or agency relationship between the Exchange Advisors and the Company or its affiliates or stockholders.
* * * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement shall represent a binding agreement between the Exchange Advisors, the Company and Heritage LLC.

Very truly yours, Heritage-Crystal Clean, Inc.
By:	/s/ Joe Chalhoub
	Name:	Joe Chalhoub
	Title:	President and Chief Executive Officer

Heritage-Crystal Clean, LLC
By:	/s/ Joe Chalhoub
	Name:	Joe Chalhoub
	Title:	President and Chief Executive Officer

Accepted as of March 3, 2008
William Blair & Company, L.L.C.

By:	/s/ Scott Patterson
Name: Scott Patterson
Title: Principal

Piper	Jaffray & Co.

By:	/s/ John A. Lonquist
Name: John A. Lonquist
Title: Managing Director